SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                        (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement  [_]  Confidential, for Use of the Commission
                                       only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 240.14a-12


                      USAA Mutual Fund, Inc.
         (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

  [_] $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3).
  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

  [X]  Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1)  Amount Previously Paid:
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  (3)  Filing Party:
  (4)  Date filed:


[Logo of                 USAA INVESTMENT MANAGEMENT COMPANY
USAA eagle               ----------------------------------
appears here]    9800 Fredericksburg Road  San Antonio, Texas  78288



                                                    October 2, 1996

Dear Shareholder:

     On November 20, 1996, a special meeting of shareholders of the Aggressive Growth Fund series of USAA Mutual Fund, Inc. will be held to vote on a proposal that will increase the management fees paid by the Fund to USAA Investment Management Company (IMCO). The enclosed materials contain information about the proposal and a proxy to vote your shares at the meeting.

     YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING.

     You are being asked to consider an amendment to the advisory agreement between USAA Mutual Fund, Inc. and IMCO that will increase the management fee paid by the Aggressive Growth Fund to IMCO for managing the Fund's assets and performing certain related services. Your directors considered a number of factors in reviewing the proposed amendment as discussed in the enclosed proxy statement, including the quality of IMCO's services to the Fund, as reflected by the Fund's performance, the low current management fee and total expense ratio of the Fund relative to comparable mutual funds, and the fact that even with the fee increase, the Fund's management fee would remain below and its total expense ratio would approximate the average of comparable mutual funds. AFTER CONSIDERING THESE AND OTHER FACTORS, YOUR DIRECTORS DETERMINED THAT THE PROPOSED AMENDMENT IS FAIR AND REASONABLE AND UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

     Voting by mail is quick and easy. Everything you need is enclosed. To cast your vote, simply complete the enclosed proxy card. Be sure to sign the card before mailing it in the postage-paid envelope provided.

     You may receive a telephone call from either an IMCO sales and service representative or a representative from D. F. King & Co., Inc. encouraging you to return your proxy. D. F. King & Co., Inc. is a proxy solicitation firm that has been retained to assist the Fund in obtaining sufficient votes for a quorum at the shareholder meeting by calling and encouraging those shareholders who have not returned their proxies to do so.

     If you have any questions before you vote, please call us toll free at 1-800-320-3441. We'll be glad to help you get your vote in quickly. Thank you for your participation in this important initiative for the Fund.

                              Sincerely,



                              Michael J.C. Roth, C.F.A.
                              PRESIDENT

Enclosures
24696


                               USAA MUTUAL FUND, INC.

[Logo of
USAA Eagle
appears here]
                             9800 Fredericksburg Road
                            San Antonio, Texas  78288


                          P R O X Y   S T A T E M E N T

                       Special Meeting of Shareholders of
                             Aggressive Growth Fund

                         To Be Held November 20, 1996

To the Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders (the Meeting) of the Aggressive Growth Fund (the Fund) series of USAA Mutual Fund, Inc., a Maryland Corporation (the Company), will be held in the Multi-Purpose Room of USAA Federal Savings Bank, 10750 Robert F. McDermott Freeway, San Antonio, Texas on Wednesday, November 20, 1996, at 10:00 a.m., local time, for the following purpose:

     To approve an amendment to the Advisory Agreement between the Company and USAA Investment Management Company (the Manager) to increase the management fee.

     Shareholders may also consider and act upon any other matters which may properly come before the Meeting or any adjournments thereof. The foregoing proposal is discussed in greater detail in the attached proxy statement.

     The Company's Board of Directors has fixed the close of business on September 26, 1996, as the record date for the determination of shareholders entitled to notice of and vote at the Meeting and any adjournments thereof.

                                        By Order of the Board of Directors



                                        MICHAEL D. WAGNER, Secretary

October 2, 1996

                              YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN

     If you do not expect to attend the Meeting in person, please indicate your voting instructions on the enclosed proxy card. Date, sign and return the proxy card in the enclosed envelope which needs no postage if mailed in the United States. To avoid the additional expense of further solicitation, please mail your proxy promptly.



                            USAA MUTUAL FUND, INC.

                          9800 Fredericksburg Road
                         San Antonio, Texas  78288

                       P R O X Y   S T A T E M E N T

                    Special Meeting of Shareholders of
                          Aggressive Growth Fund

                     To Be Held November 20, 1996

     This proxy statement is being distributed by the Board of Directors of USAA Mutual Fund, Inc. (the Company) to solicit proxies from shareholders of the Aggressive Growth Fund (the Fund) series of the Company for use at a Special Meeting of Shareholders (the Meeting) and any adjournments thereof. The Meeting is scheduled to be held in the Multi-Purpose Room of USAA Federal Savings Bank, 10750 Robert F. McDermott Freeway, San Antonio, Texas on November 20, 1996, at 10:00 a.m., local time.

     Any person giving a proxy may revoke it at any time prior to its use. A shareholder may revoke a proxy by appearing at the Meeting and voting in person, by giving written notice of revocation to the Board of Directors or by returning a later dated proxy. Signed proxies received by the Board of Directors in time for voting and not so revoked will be voted in accordance with the instructions noted thereon. If no instructions are given, the enclosed proxy will be voted FOR the proposal described in this proxy statement.

     The Fund's shareholders of record on September 26, 1996, are entitled to notice of and to vote at the Meeting. The Fund is a portfolio of the Company represented by a separate series of capital stock, $.01 par value per share, of the Company. As of the record date, there were 23,358,637 shares of the Fund issued and outstanding, with each shareholder entitled to the same number of votes as the number of shares of capital stock held by such shareholder.

     The Board of Directors expects to make this solicitation primarily by mail; however, in addition to the solicitation of proxies by mail the officers and Directors of the Company and persons affiliated with USAA Investment Management Company, the investment manager and underwriter for the Fund, 9800 Fredericksburg Road, San Antonio, Texas 78288 (the Manager), may, without remuneration, solicit proxies personally or by telephone, telegram or other electronic means. The Company has retained D.F. King & Co., Inc. to assist in soliciting proxies. It is anticipated that the cost of the services provided by D.F. King & Co., Inc. in connection with the Meeting will be approximately $55,000. The Manager will pay the costs of solicitation and expenses incurred in connection with preparing this proxy statement and its enclosures, including any cost of retaining a proxy solicitation firm. The Manager also will reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Fund's shares.

     This proxy statement and the accompanying Notice of Special Meeting of Shareholders and form of proxy are being mailed on or about October 2, 1996, to shareholders of record on the record date. YOU MAY OBTAIN A FREE COPY OF THE FUND'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JULY 31, 1996, BY WRITING TO THE COMPANY AT 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288, OR BY CALLING TOLL FREE 1-800-531-8448.


                                 PROPOSAL

       APPROVAL OF AN AMENDMENT TO THE ADVISORY AGREEMENT BETWEEN
       THE COMPANY AND THE MANAGER TO INCREASE THE MANAGEMENT FEE

     The Fund's shareholders are being asked to approve an amendment (the Amendment) to the Advisory Agreement between the Company and the Manager that provides for an increase in the management fee payable by the Company to the Manager with respect to the Fund (the Proposal). Under the current Advisory Agreement, the Company pays the Manager an annual fee computed at one-half of one percent (.50%) of the first $200,000,000 of the Fund's average net assets
(ANA), two-fifths of one percent (.40%) for that portion of ANA in excess of $200,000,000 and not over $300,000,000, and one-third of one percent (.33%) for that portion in excess of $300,000,000. Under the Proposal, the Advisory Agreement would be amended to increase the management fees payable by the Company with respect to the Fund to a flat fee of three-fourths of one percent (.75%) of the Fund's ANA.

The Current Advisory Agreement

     Under the current Advisory Agreement, the Manager provides an investment program, carries out the investment policies, and manages the other affairs and business of the Company, which includes the Fund and certain other funds advised by the Manager. The Manager is authorized, subject to the control of the Board of Directors of the Company, to determine the selection, amount, and time to buy or sell securities for the Fund. In addition to providing investment services, the Manager pays for office space, facilities, simple business equipment, supplies, utilities, telephone service and accounting services (in addition to those provided by the custodian and transfer agent) for the Company. The Manager compensates all personnel, officers and Directors of the Company if such persons are also employees of the Manager or its affiliates. The Manager also is responsible for the provision and maintenance of a fidelity bond for the benefit of the Company. For performing these services under the Advisory Agreement, the Company has agreed to pay the Manager a fee computed as described above. Advisory fees are accrued daily and are payable monthly.

     Except for the services and facilities provided by the Manager, the Fund pays all other expenses incurred in its operations. Expenses for which the Fund is responsible include taxes (if any), brokerage commissions on portfolio transactions, expenses of issuance and redemption of shares, charges of transfer agents, custodians and dividend disbursing agents, costs of preparing and distributing proxy material, costs of printing and engraving stock certificates, auditing and legal expenses, certain expenses of registering and qualifying shares for sale, fees of Directors who are not interested persons (not affiliated) of the Manager, costs of typesetting, printing and mailing the prospectus, statement of additional information (SAI), and financial reports to existing shareholders and any other charges or fees not specifically enumerated. The Manager pays the cost of printing and mailing copies of the prospectus, SAI, and financial reports to prospective shareholders.

     The current Advisory Agreement will remain in effect for the Fund until June 30, 1997, and will continue in effect from year to year thereafter for the Fund as long as it is approved at least annually by (a) a vote of the outstanding voting securities for the Fund (as defined by the Investment Company Act of 1940, as amended (1940 Act)) or by the Board of Directors (on behalf of the Fund) and (b) in either event, a majority of the Directors who are not interested persons of the Manager or of the Company, at a meeting called for the purpose of voting on such approval. The Advisory Agreement was last approved by the Fund's shareholders at a meeting on September 21, 1990, called for the purpose of the election of the Board of Directors, approval of the Advisory Agreement and ratification of the selection of the Company's auditors. The Advisory Agreement was last approved by the Company's Board of Directors on May 13, 1996. The Advisory Agreement may be terminated at any time by vote of either the Directors of the Company or a majority of the outstanding shares of the Fund or by the Manager on 60 days' written notice. It will automatically terminate in the event of its assignment (as defined in the 1940 Act).

     Under the terms of the Advisory Agreement, the Manager is required to reimburse the Fund in the event that the total annual expenses, inclusive of the management fees, but exclusive of interest, taxes, brokerage fees, excess custodian costs attributable to investments in foreign securities, and extraordinary items, incurred by the Fund exceeds any applicable state expense limitation. At the current time, the most restrictive expense limitation is 2.5% of the first $30,000,000 of ANA, 2% of the next $70,000,000 ANA, and 1.5%
of the remaining ANA.

     From time to time the Manager may, without prior notice to shareholders, voluntarily waive all or any portion of fees or agree to reimburse expenses incurred by the Fund. At the present time, the Manager is not waiving any portion of its fees or agreeing to reimburse expenses incurred by the Fund.

     For the fiscal year ended July 31, 1996, the Fund paid the Manager fees in the amount of $2,039,878 for services pursuant to the Advisory Agreement.

Proposed Amendment to the Advisory Agreement

     The Advisory Agreement, following the Amendment, would be identical to the current Advisory Agreement described above with the exception of a revision to the fees payable to the Manager. Under the Proposal, the Advisory Agreement would be amended to replace the existing fee schedule applicable to the Fund, as described above, with the revised fee payable by the Company to the Manager of three-fourths of one percent (.75%) of the Fund's ANA. The Appendix to the Proxy Statement sets forth a form of Advisory Agreement marked to show changes that would result should shareholders approve this Proposal adopting the Amendment. If shareholders approve the Proposal, the Amendment would become effective January 1, 1997.

    The following table shows the Fund's actual expense ratios, as a percentage of ANA, for the Fund's fiscal year ended July 31, 1996, and a pro forma adjustment thereof assuming that the proposed amended Advisory Agreement had been in place during such fiscal year.


    Annual Fund Operating Expenses        Current Expense     Proposed Expense
(as a percentage of average net assets)        Ratio               Ratio
------------------------------------------------------------------------------
Management Fees                                .41%                .75%
12b-1 Fees                                     None                None
Other Expenses:
     Transfer Agent Fees                  .22%              .22%
     Custodian Fees                       .04%              .04%
     All Other Expenses                   .07%              .07%
                                          ----              ----
Total Other Expenses                           .33%                .33%
                                               ----                ----
Total Fund Operating Expenses                  .74%               1.08%
                                               ====               =====


                                           Under Current      Under Proposed
Example of Effect of Fund Expenses         Expense Ratio       Expense Ratio
----------------------------------------------------------------------------

An investor would pay the following  1 Year     $ 8                $ 11
expenses on a $1,000 investment,     3 Years    $24                $ 34
assuming (1) 5% annual return, and   5 Years    $41                $ 60
(2) redemption at the end of the    10 Years    $92                $132
periods shown.

THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


     At July 31, 1996, the Fund had approximately $607.4 million in net assets. If the proposed amended Advisory Agreement had been in effect for the fiscal year ended July 31, 1996, the Fund would have paid the Manager approximately $3,704,267 in management fees. This represents an increase of $1,664,389 (or 81.6%) from the management fees actually paid to the Manager under the current Advisory Agreement.

     At a meeting of the Board of Directors held on September 6, 1996, the Directors concluded that the proposed Amendment is fair and reasonable. Accordingly, the Directors, including the Directors that are not "interested persons" of the Manager or the Company, unanimously voted to approve the Amendment and authorized the officers of the Company to call a meeting of shareholders of the Fund to consider the Proposal. In reaching its conclusion, the Directors reviewed a variety of information relating to the nature, quality and extent of the services provided by the Manager and the reasonableness of the proposed Amendment. Among other things, the Directors considered the following: the short-term and long-term performance of the Fund relative to comparable mutual funds; the fees charged by other managers of similar mutual funds for comparable services and the total expense ratios of these funds; the profitability of the Manager's relationship with the Fund; the reasonableness of expecting the Manager to continue managing the Fund indefinitely under the current fee arrangements; and other organizational information relating to the Manager, its advisory personnel and its investment processes.

     The Directors determined that the Manager has provided quality services to the Fund. The Directors noted that the Fund had an average annual total return of 21.16%, 21.60%, 14.87% and 11.50% for the one, three, five and ten year periods ended July 31, 1996, respectively. The Directors also noted that Lipper Analytical Services, Inc., an independent organization that ranks mutual funds, ranked the Fund's performance 44th out of 338 comparable mutual funds, 17th out of 183 comparable mutual funds, 48th out of 91 comparable mutual funds, and 23rd out of 43 comparable mutual funds for the one, three, five and ten year periods ended July 31, 1996, respectively. Additionally, the Directors considered the fact that from March 1, 1995 (the date on which the personnel currently responsible for the Fund's portfolio management were assigned by the Manager to the Fund) until July 31, 1996, the Fund's average annual total return was 38.01%, and the Fund was ranked 14th out of 308 comparable mutual funds. Finally, the Directors noted that the Fund's performance relative to comparable mutual funds would have been substantially the same if the proposed management fee had been in effect during these periods.

     The Manager provided the Directors with information concerning the fees and expenses of the Fund relative to other comparable mutual funds and the profitability of the current fee arrangement to the Manager. The Directors noted that the Fund's current management fee and the Fund's total expense ratio are substantially below the average for comparable mutual funds. The Directors concluded that the Manager cannot reasonably be expected to continue managing the Fund indefinitely under the current fee arrangement.

     The Directors also considered the amount of the proposed fee increase and its effect on the Fund's total expenses. The Directors noted that, even after giving effect to the proposed fee increase, the Fund's management fee will be below and the Fund's total expense ratio will approximate the average for comparable mutual funds. Moreover, the Directors noted that the proposed management fee is below the average of advisory fees being charged to recently organized mutual funds with similar investment objectives.

     Finally, the Directors considered the effect of asset growth on profitability and the extent to which the Manager realizes economies of scale in managing the Fund. In considering profitability to the Manager, the Directors considered revenues to the Manager and its affiliates derived from serving as the Fund's transfer agent, the commissions received by USAA Brokerage Services in executing trades for the Fund, and the "soft dollar" research received by the Manager from brokers in connection with the Fund's portfolio transactions.

     After considering these many factors, the Directors concluded that the proposed fee increase is fair and reasonable. FOR THESE REASONS,THE DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.


About the Manager

     The Manager, USAA Investment Management Company (IMCO), is a Delaware Corporation organized in May, 1970 and is an affiliate of United Services Automobile Association (USAA), a large diversified financial services institution. USAA owns all of the shares of USAA Capital Corporation (CAPCO), which, in turn, owns all of the shares of USAA Investment Corporation. The Manager is wholly-owned by USAA Investment Corporation. The principal offices of all these entities is 9800 Fredericksburg Road, San Antonio, Texas 78288. As of August 31, 1996, the Manager had approximately $30.5 billion in total assets under management, of which approximately $17.5 billion were in mutual fund portfolios.

     The principal executive officers and each director of the Manager, including those officers and directors who are officers and Directors of the Company, are as follows:

Name and Position with the Manager          Principal Occupation
----------------------------------          --------------------
M. Staser Holcomb*                          President, CEO, Director and Vice
Director and Chairman of the Board          Chairman of the Board of Directors
of Directors                                of CAPCO

Michael J.C. Roth*                          President and CEO of IMCO
President, CEO, Director and
Vice Chairman of the Board of Directors

John W. Saunders, Jr.*                      Senior Vice President, Fixed Income
Senior Vice President, Fixed Income         Investments of IMCO
Investments, and Director

Harry W. Miller                             Senior Vice President,
Senior Vice President, Equity               Equity Investments of IMCO
Investments, and Director

Carl W. Shirley                             Senior Vice President, Insurance
Senior Vice President,                      Company Portfolios of IMCO
Insurance Company Portfolios

John J. Dallahan                            Senior Vice President, Investment
Senior Vice President,                      Services of IMCO
Investment Services

Michael D. Wagner*                          Vice President, Corporate Counsel
Vice President, Secretary and Counsel       of USAA

Sherron Kirk*                               Vice President, Controller of IMCO
Vice President, Controller

*Officer or Director of the Company

The business address of each individual listed above is 9800 Fredericksburg Road, San Antonio, Texas 78288.

     In addition to paying fees to the Manager for investment management services, the Fund may pay brokerage commissions to USAA Brokerage Services, a discount brokerage service of the Manager, to execute certain purchases and sales of equity securities for the Fund's portfolio. For the fiscal year ended July 31, 1996, the Fund did not pay any brokerage commissions to USAA Brokerage Services. It is anticipated that the Fund will continue to have the ability to pay brokerage commissions to USAA Brokerage Services for executing certain transactions for the Fund's portfolio regardless of whether the proposed Amendment is approved by shareholders.

     USAA Transfer Agency Company d/b/a USAA Shareholder Account Services
(SAS) performs transfer agency services for the Company under a Transfer Agency Agreement. Services include maintenance of shareholder account records, handling of communications with shareholders, distribution of Fund dividends, and production of reports with respect to account activity for shareholders and the Company. For its services under the Transfer Agency Agreement, the Fund pays SAS an annual fixed fee per account of $23.50. This fee is subject to change at any time. For the fiscal year ended July 31, 1996, the Fund paid SAS $1,110,277 under the Transfer Agency Agreement. It is anticipated that these services will continue to be provided by SAS regardless of whether the proposed Amendment is approved by shareholders.

Required Vote

     A majority of the Fund's shares entitled to vote, represented in person or by proxy, is required to constitute a quorum at the Meeting. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter, but will be included in determining the number of shares outstanding and the number of shares present for purposes of the Proposal described herein. To be approved, the Proposal must receive the affirmative vote of "a majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act. Under the 1940 Act, a vote of a majority of the outstanding voting securities of a Fund means the lesser of (a) more than 50% of the outstanding shares of the Fund or (b) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares of the Fund are present at the Meeting or represented by proxy. As a result, abstentions will assist the Fund in obtaining a quorum and will have the effect of a "no" vote for purposes of obtaining the requisite vote for approval of the Proposal. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

     In the event a quorum is not present at the Meeting or in the event a quorum is present at the Meeting but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies, provided that such persons determine such an adjournment and additional solicitation is reasonable and in the interest of shareholders after consideration of all relevant factors, including the nature of the Proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation. Any such adjournment will require the affirmative vote of a majority of those shares of the Fund present at the Meeting in person or by proxy.

Share Ownership of Management and Certain Beneficial Owners

     As of August 31, 1996, USAA, a reciprocal interinsurance exchange, beneficially owned directly or indirectly through one or more of its affiliates 2,118,736 shares (9.4%) of the Fund. It is anticipated that such shares will be voted in favor of the Proposal. The address of USAA and its affiliates is 9800 Fredericksburg Road, San Antonio, Texas 78288.

     As far as is known to the Board of Directors of the Company, as of August 31, 1996, no other person held of record or owned beneficially more than 5% of the voting stock of the Fund. In addition, the Directors and officers of the Company do not individually, or collectively as a group, own more than 1% of the voting stock of the Fund.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other matters to be considered at the Meeting other than that referred to above. If any other matters are properly presented to the Meeting, it is the intention of proxy holders to vote such proxies on such matters in accordance with their judgment.

     The Fund does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Company, 9800 Fredericksburg Road, San Antonio, Texas 78288.



                                            By Order of the Board of Directors



                                            Michael D. Wagner
                                            Secretary


October 2, 1996
San Antonio, Texas



                                    APPENDIX
                           FORM OF ADVISORY AGREEMENT

     AGREEMENT made as of the 21st day of September, 1990, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Manager"), and USAA MUTUAL FUND, INC., a corporation organized under the laws of the State of Maryland and having a place of business in San Antonio, Texas (the "Company").

     WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Company is authorized to issue shares of capital stock (the "Shares") in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Company presently offers Shares in five classes designated as the Growth Fund, Aggressive Growth Fund, Income Stock Fund, Income Fund and Money Market Fund (the "Existing Funds") (such classes, together with all other classes subsequently established by the Company with respect to which the Company desires to retain the Manager to render investment advisory services hereunder and with respect to which the Manager is willing so to do, being herein collectively referred to as the "Funds");

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

     1.   APPOINTMENT OF MANAGER.

          (a) EXISTING FUNDS. The Company hereby appoints the Manager to act as manager and investment adviser to each of the Existing Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          (b) ADDITIONAL FUNDS. In the event that the Company establishes one or more classes of Shares other than the Existing Funds with respect to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so notify the Manager in writing. If the Manager is willing to render such services it shall notify the Company in writing, whereupon the Company shall appoint the Manager to act as manager and investment adviser to each of such classes of shares for the period and on the terms herein set forth, the Manager shall accept such appointment and agree to render the services herein set forth for the compensation herein provided, and each of such classes of Shares shall become a Fund hereunder.


     2.   DUTIES OF MANAGER.

     The Manager, at its own expense, shall furnish the following services and facilities to the Company:

          (a) INVESTMENT PROGRAM. The Manager will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Directors of the Company) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Company in the investments of each Fund. The Manager will also manage, supervise and conduct the other affairs and business of the Company and of each Fund thereof and matters incidental thereto, subject always to the control of the Board of Directors of the Company and to the provisions of the Company's Articles of Incorporation and Bylaws and the 1940 Act.

          (b) REGULATORY REPORTS. The Manager shall furnish to the Company necessary assistance in:

               (i) The preparation of all reports now or hereafter required by Federal or other laws.

               (ii) The preparation of Prospectuses, Registration Statements, and amendments thereto that may be required by Federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

          (c) OFFICE SPACE, FACILITIES, AND PERSONNEL. The Manager shall furnish to the Company office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, telephone service and accounting services (in addition to those provided by the custodian and transfer agent) for managing the affairs and investments of the Company. These services are exclusive of the necessary records of any dividend disbursing agent, transfer agent, registrar or custodian. The Manager shall compensate all personnel, officers, and Directors of the Company if such persons are also officers or employees of the Manager or its affiliates.

          (d) FIDELITY BOND. The Manager shall provide and maintain a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued, against larceny and embezzlement covering each officer and employee of the Company who may singly or jointly with others have access to funds or securities of the Company, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Directors of the Company who are not officers or employees of the Company shall determine, with due consideration to the aggregate assets of the Company to which any such officer or employee may have access.

     3.   ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by the Manager set forth in Paragraph 2 above, the Company assumes and shall pay all expenses for all other Company operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. The expenses to be borne by the Company shall include, without limitation:

          (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

          (b)  the charges and expenses of auditors;

          (c) brokerage commissions for transactions in the portfolio securities of the Company;

          (d) all taxes, including issuance and transfer taxes, and fees payable by the Company to Federal, state or other governmental agencies;

          (e) the cost of share certificates representing Shares of the Company;

          (f) fees involved in registering and maintaining registrations of the Company and of its Shares with the Securities and Exchange Commission and various states and other jurisdictions;

          (g) all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including Prospectuses) to existing shareholders;

          (h) compensation and travel expenses of Directors who are not "interested persons" within the meaning of the 1940 Act;

          (i) the expense of furnishing or causing to be furnished to each shareholder a statement of his account, including the expense of mailing;

          (j) charges and expenses of legal counsel in connection with matters relating to the Company, including, without limitation, legal services rendered in connection with the Company's legal and financial structure and relations with its shareholders, issuance of Company Shares, and registration and qualification of securities under Federal, state and other laws;

          (k) membership or association dues for the Investment Company Institute or similar organizations;

          (l)  interest payable on Company borrowings; and

          (m)  postage.

     4.   ADVISORY FEE.

          (a) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the [added - Aggressive Growth Fund and the] Growth Fund computed as a percentage of aggregate average net assets of [such has been replaced with each] Fund, which on an annual basis is equal to three-fourths of one percent (.75%) of the Monthly Average Net Assets (defined below) of such Fund for [such has been replaced with each] calendar month.

          [Existing paragraph b has been deleted, thus relettering the following paragraphs.]

          (b) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the Aggressive Growth Fund computed as a percentage of aggregate average net assets of such Fund, which on an annual basis is equal to:

          (1) one-half of one percent (.50%) on an annual basis of the first $200,000,000 of the Monthly Average Net Assets (defined below) of such Fund for such calendar month;

          (2) two-fifths of one percent (.40%) on an annual basis for that portion of Monthly Average Net Assets in excess of $200,000,000 and not over $300,000,000 of such Fund or such calendar month; and

          (3) one-third of one percent (1/3%) for the portion of such Monthly Average Net Assets of such Fund in excess of $300,000,000.

          (b) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the Income Stock Fund computed as a percentage of aggregate average net assets of such Fund, which on an annual basis is equal to one-half of one percent (.50%) of the Monthly Average Net Assets (defined below) of such Fund for such calendar month.

          (c) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the Income Fund and Money Market Fund computed as a percentage of aggregate average net assets of each Fund, which on an annual basis is equal to twenty-four one-hundredths of one percent (.24%) of all Monthly Average Net Assets (defined below) of each Fund for such calendar month.

          (d) The "Monthly Average Net Assets" of any Fund of the Company for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Directors of the Company in accordance with the Articles of Incorporation of the Company, as of the close of business on each day during such month that such Fund was open for business, by (ii) the number of such days.

          (e) The Manager may from time to time and for such periods as it deems appropriate voluntarily waive fees or otherwise reduce its compensation hereunder.

     5.   EXPENSE LIMITATION.

     In the event that expenses of any Fund of the Company for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Company are qualified for offer and sale, the compensation due the Manager for such fiscal year with respect to such Fund shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of any Fund exceed any expense limitation which the Manager may, by written notice to such Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of such Fund, to the extent required by such expense limitation.


     In the event this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of the fiscal year of the Company, the Manager shall pay the Company a pro rata portion of the amount that the Manager would have been required to pay, if any, had this Agreement remained in effect for the full fiscal year.

     6.   COMPANY TRANSACTIONS.

     In connection with the management of the investment and reinvestment of the assets of the Company, the Manager, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Company and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for the Company. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Company and its shareholders, the Manager shall have the right, subject to the control of the Board of Directors, to follow a policy of selecting brokers and dealers who furnish statistical, research and other services to the Company or to the Manager.

     The Manager agrees that neither it nor any of its officers or directors will take any long or short position in the capital stock of the Company; provided, however, that such prohibition:

          (a) shall not prevent the Manager from purchasing shares of the capital stock of the Company if orders to purchase such shares are placed upon the receipt by the Manager of purchase orders for such shares and are not in excess of such purchase orders received by the Manager; and

          (b) shall not prevent the purchase of shares of capital stock of the Company by any of the persons above described for their account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capital of the Company.

     7.   RELATIONS WITH COMPANY.

     Subject to and in accordance with the Articles of Incorporation and Bylaws of the Company and of the Manager, respectively, it is understood that Directors, officers, agents and shareholders of the Company are or may be interested in the Manager (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Manager are or may be interested in the Company as Directors, officers, shareholders or otherwise, that the Manager (or any such successor) is or may be interested in the Company as a shareholder or otherwise and that the effect of any such interests shall be governed by said Articles of Incorporation and Bylaws.

     8.   LIABILITY OF MANAGER.

     No provision of this Agreement shall be deemed to protect the Manager against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Director or officer of the Company against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


     9.   DURATION AND TERMINATION OF THIS AGREEMENT.

          (a) DURATION. This Agreement shall be executed on the first date upon which the Agreement shall have been approved by a majority of the outstanding voting securities (as that term is defined in the 1940
     Act) of any Existing Fund. This Agreement shall become effective with respect to any Existing Fund on the date upon which the Agreement shall have been approved by a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of such Existing Fund, and with respect to any additional Fund on the date of receipt by the Company of notice from the Manager in accordance with Paragraph 1(b) hereof that the Manager is willing to serve as Manager with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to each Existing Fund through June 30, 1991, and, with respect to each additional Fund, through the first June 30 occurring more than twelve months after the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Directors of the Company or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (b) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise.

          (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Directors of the Company or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Manager on sixty (60) days' written notice to the other party.

          (c) AUTOMATIC TERMINATION. This Agreement shall automatically terminate in the event of its assignment.

     10.  NAME OF COMPANY.

     It is understood that the name "USAA," and any logo associated with that name, is the valuable property of the United Services Automobile Association, and that the Company has the right to include "USAA" as a part of its name only so long as this Agreement shall continue and the Manager is a wholly owned subsidiary of the United Services Automobile Association. Upon termination of this Agreement the Company shall forthwith cease to use the "USAA" name and logo and shall submit to its shareholders an amendment to its Articles of Incorporation to change the Company's name.

     11.  PRIOR AGREEMENT SUPERSEDED.

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

     12.  SERVICES NOT EXCLUSIVE.

     The services of the Manager to the Company hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


USAA MUTUAL FUND, INC.                       USAA INVESTMENT MANAGEMENT COMPANY


BY:__________________________                BY:____________________________
     President                                    President
ATTEST:                                      ATTEST:

______________________________               _______________________________
     Secretary                               Secretary



                              USAA MUTUAL FUND, INC.

                              AGGRESSIVE GROWTH FUND

                           SPECIAL MEETING OF SHAREHOLDERS -
                                 NOVEMBER 20, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          THE SHAREHOLDER(S) AS SHOWN ON THIS CARD HEREBY APPOINTS MICHAEL J.C. ROTH, JOHN W. SAUNDERS, JR. AND GEORGE E. BROWN, AND EACH OF THEM, AS PROXIES WITH FULL POWER OF SUBSTITUTION TO ACT FOR AND VOTE ON BEHALF OF THE SHAREHOLDER(S) ALL SHARES OF THE FUND WHICH THE SHAREHOLDER(S) WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE SPECIAL MEETING OF SHAREHOLDERS OF USAA MUTUAL FUND, INC. (THE "COMPANY") TO BE HELD IN SAN ANTONIO, TEXAS ON NOVEMBER 20, 1996 OR AT ANY ADJOURNMENT THEREOF, ON THE FOLLOWING ITEMS AS SET FORTH IN THE NOTICE OF MEETING AND THE PROXY STATEMENT.


IF A CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH PROPOSAL:

-----------------------------------------------------------------------------
TO VOTE, MARK BLOCK BELOW IN BLUE OR       KEEP THIS PORTION FOR YOUR RECORDS
              BLACK INK AS FOLLOWS [X]

AGGRESSIVE GROWTH FUND                    DETACH AND RETURN THIS PORTION ONLY





-----------------------
   VOTE ON PROPOSAL
-----------------------

 FOR    AGAINST  ABSTAIN
 [_]      [_]      [_]           1. TO APPROVE AN AMENDMENT TO THE ADVISORY
                                    AGREEMENT BETWEEN USAA MUTUAL FUND, INC.
                                    AND USAA INVESTMENT MANAGEMENT COMPANY TO
                                    INCREASE THE MANAGEMENT FEE.

     IMPORTANT!  PLEASE VOTE, SIGN, DATE, DETACH AND MAIL IN THE ENCLOSED
     ENVELOPE.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT DATED OCTOBER 2, 1996. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE OF THE POWERS CONFERRED BY THIS PROXY, AS INDICATED IN THE PROXY STATEMENT.

     PLEASE SIGN NAME OR NAMES EXACTLY AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD SO INDICATE. CORPORATE PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.








-------------------------             -------------------------------------
     SIGNATURE                        SIGNATURE (JOINT OWNERS)        DATE